UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 21, 2012, Oclaro, Inc. (the “Company”) and Venture Corporation Limited (“Venture”) announced they signed and closed a definitive agreement to transfer Oclaro’s Shenzhen, China, final assembly and test operations to Venture’s Malaysia facility in a phased and gradual transfer of products over the next three years.

More specifically, on March 19, 2012, the Company entered into a Manufacturing and Purchase Agreement (the “Supply Agreement”) with Venture, pursuant to which Venture will manufacture and supply to the Company certain Company products currently manufactured at the Company’s Shenzhen, China facility. The initial term of the Supply Agreement is five years beginning on March 19, 2012. The Supply Agreement provides that the type, quantity and price of the products to be manufactured under the Supply Agreement will be determined based upon individual statements of work and/or purchase orders. The parties may extend the term upon mutual agreement. The Company must provide Venture with written notice of its intent not to renew the Supply Agreement no later than six months prior to the end of the term. Subject to Venture meeting cost, quality and delivery objectives, the Company has granted Venture the exclusive right to produce substantially all of the products currently produced at the Company’s Shenzhen, China facility, following the transition of the manufacturing of the products to Venture’s facilities. On March 19, 2012, the Company, Venture and certain of their respective affiliates also entered into a definitive Equipment and Inventory Purchase Agreement (the “Asset Agreement”), under which the Company will sell certain equipment and inventory to Venture during the three year transition period. Over the transition period, the outsourcing activities associated with these agreements are expected to free up for the Company in excess of $35 million, net of transition and employee retention costs. $10 million to $15 million of this amount is expected to be realized in the fiscal quarter ending June 30, 2012. Under the Asset Agreement, the Company made certain warranties to Venture, including title to, and the use and condition of, the transferred equipment and inventory. The Company’s monetary liability for claims by Venture under the Asset Agreement in respect of such warranties is limited to the amounts paid to the Company by Venture under the Asset Agreement.

The above descriptions of the Asset Agreement and the Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

Item 2.01	Completion of Acquisition or Disposition of Assets

The discussion under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: March 21, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release issued by the Company on March 21, 2012.